Exhibit 4.1

NORCRAFT COMPANIES, L.P.

and

NORCRAFT FINANCE CORP.

as Issuers,

the GUARANTOR named herein,

as Guarantor,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 26, 2011

10  1/2% Senior Secured Second Lien Notes due 2015

This SECOND SUPPLEMENTAL INDENTURE dated as of May 26, 2011 (the “Second Supplemental Indenture”), is by and among Norcraft Companies, L.P., a Delaware limited partnership (the “Issuer”), Norcraft Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Norcraft Canada Corporation, a Nova Scotia unlimited liability company (the “Guarantor” and, collectively with the Issuers, the “Norcraft Parties”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under the Indenture referred to below.

WHEREAS, the Norcraft Parties, the Trustee and the Collateral Agent have entered into an Indenture dated as of December 9, 2009, relating to the Issuers’ 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Outstanding 10 1/2% Notes”), which Indenture was supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of May 20, 2011 (as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Norcraft Parties desire and have requested that the Trustee and the Collateral Agent join them in the execution and delivery of this Second Supplemental Indenture in order to establish and provide for the issuance by the Issuers of an additional $60,000,000 aggregate principal amount of 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Additional 10 1/2% Notes”);

WHEREAS, Section 2.02 of the Indenture provides for the issuance of Additional Notes and the First Supplemental Indenture authorized the execution and delivery of this Second Supplemental Indenture to evidence the creation of the Additional 10 1/2% Notes;

WHEREAS, the Additional 10 1/2% Notes shall constitute Additional Notes pursuant to the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with;

WHEREAS, the Norcraft Parties have done all things necessary to make this Second Supplemental Indenture a valid agreement of the Norcraft Parties in accordance with the terms of the Indenture and have satisfied all other conditions required under Article Nine of the Indenture; and

WHEREAS, pursuant to Section 9.07, the Trustee and the Collateral Agent are authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for the good and valuable consideration, the receipt of which is hereby acknowledged, in order to establish the terms of the Additional 10 1/2% Notes, the Norcraft Parties agree with the Trustee and the Collateral Agent as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.

SECTION 1.01. DEFINITIONS. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not defined in this Second Supplemental Indenture (including in the preamble and recitals hereto) shall have the meanings assigned to them in the Indenture.

SECTION 1.02. REFERENCE TO AND EFFECT ON INDENTURE. Upon the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture, unless the context requires otherwise. This Second Supplemental Indenture shall form a part of the Indenture for all purposes.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL 10 1/2% NOTES.

SECTION 2.01. ADDITIONAL 10 1/2% NOTES.

The Additional 10 1/2% Notes shall constitute Additional Notes and be governed under the Indenture and executed and delivered in the manner contemplated therein and each Guarantor shall Guarantee such Additional 10 1/2% Notes as set forth in Article Eleven of the Indenture.

SECTION 2.02. FORM OF ADDITIONAL 10 1/2% NOTES.

The Additional 10 1/2% Notes shall initially be evidenced by a Global Note (the “Global Note”) substantially in the form of Exhibit A hereto.

ARTICLE III

MISCELLANEOUS.

SECTION 3.01. AMENDMENT AND SUPPLEMENT.

This Second Supplemental Indenture or the Additional 10 1/2% Notes may be amended or supplemented as provided for in the Indenture.

SECTION 3.02. GOVERNING LAW

This Second Supplemental Indenture, the Additional 10 1/2% Notes and the related Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

SECTION 3.03. COUNTERPART ORIGINALS

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.04. EFFECT OF HEADINGS

The sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature pages follow.]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

NORCRAFT COMPANIES, L.P.

By:	NORCRAFT GP, L.L.C.
as General Partner

By:	/s/ Leigh Ginter
Name: Leigh Ginter
Title: Chief Financial Officer

NORCRAFT FINANCE CORP.

By:	/s/ Leigh Ginter
Name: Leigh Ginter
Title: Vice President

NORCRAFT CANADA CORPORATION

By:	/s/ Leigh Ginter
Name: Leigh Ginter
Title: Vice President

S-1

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Assistant Vice President

S-1

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

NORCRAFT COMPANIES, L.P.

NORCRAFT FINANCE CORP.

10  1/2% Senior Secured Second Lien Notes due 2015

CUSIP No.
No.	$

NORCRAFT COMPANIES, L.P., a Delaware limited partnership (the “Issuer”), and NORCRAFT FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), for value received promise to pay to CEDE & CO. or its registered assigns, the principal sum of            on December 15, 2015.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2011.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

NORCRAFT COMPANIES, L.P.,
as Issuer

By:	Norcraft GP, L.L.C. ,
its General Partner

By:
Name:
Title:

NORCRAFT FINANCE CORP., as Co-Issuer

By:
Name:
Title:

This is one of the 10 1/2% Senior Secured Second Lien Notes due 2015 described in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

(Reverse of Note)

10  1/2% Senior Secured Second Lien Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Norcraft Companies, L.P., a Delaware limited partnership (the “Issuer”) and Norcraft Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), promise to pay interest on the principal amount of this Note at 10 1/2% per annum, which will be deemed to have accrued from December 15, 2010 and will accrue until maturity. The Issuers will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing June 15, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose except that, at the option of the Issuers, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Issuers at least ten Business Days prior to the relevant Interest Payment Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Issuers issued the Notes under an Indenture dated as of December 9, 2009, as amended or supplemented from time to time (the “Indenture”) by and among the Issuer, the Co-Issuer, the Guarantors, the Collateral Agent and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

SECTION 5. Optional Redemption. Except as set forth in Section 6 hereof and the paragraph immediately below, the Notes may not be redeemed prior to December 15, 2012. At any time or from time to time on or after December 15, 2012, the Issuer, at its option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning December 15 of the years indicated:

Year	Percentage

2012	105.250%
2013	102.625%
2014 and thereafter	100.000%

Prior to December 15, 2012, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

SECTION 6. Optional Redemption upon Qualified Equity Offering. (a) At any time prior to December 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 90 days of the date of the closing of any such Qualified Equity Offering.

SECTION 7. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. The Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuers will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Issuers are, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 9. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 or integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, maintain the qualification of the Indenture under the Trust Indenture Act, or make any change that does not materially adversely affect the rights of any Holder of a Note.

SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, the Co-Issuer or the General Partner, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest including an accelerated payment or the failure to make a payment on the Change of Control Payment Date or the Net Proceeds Payment Date pursuant to a Net Proceeds Offer) or a Default in complying with the provisions of Article Five of the Indenture if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

SECTION 15. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, partner, member or manager of the Issuer, the Co-Issuer or any Guarantor or the General Partner shall have any liability for any obligations of the Issuers under the Notes or the Indenture, or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16. Note Guarantees. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 17. Collateral. The Notes, the Note Guarantees as well as certain Other Pari Passu Secured Indebtedness are secured by a Second-Priority Lien on the Collateral, subject to Permitted Liens, on the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents. The Collateral Agent holds the Second-Priority Lien on the Collateral in trust for the benefit of the Trustee and the Holders as well as the holders of certain Other Pari Passu Secured Indebtedness, in each case pursuant to the Indenture, the Security Documents, the Intercreditor Agreement and any documents relating to such Other Pari Passu Secured Indebtedness. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

SECTION 18. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 19. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 21. Additional Rights of Holders of Restricted Global Notes and Restricted Certificated Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuers and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10 1/2% Senior Secured Second Lien Note due 2015 of the Issuers which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.1

SECTION 22. CUSIP Numbers. The Issuers in issuing the Notes may use “CUSIP” numbers, “ISINs” and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP

[1]	This Section not to appear on Exchange Notes.

numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and Common Code numbers.

SECTION 23. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                      agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the first anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)       to the Issuer, the Co-Issuer or a subsidiary thereof; or

(2)       pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)       outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

(4)       pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)       pursuant to an effective registration statement under the Securities Act; or

(6)       pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuers as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐ The transferee is an Affiliate of the Issuer or the Co-Issuer.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (6) is checked, the Issuer, the Co-Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee, the Issuer or the Co-Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

FORM OF TRANSFEREE LETTER OF REPRESENTATION

Norcraft Companies, L.P.

3020 Denmark Avenue

Suite 100

Eagan, MN 55121

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107

Attention: Corporate Trust Administration – Global Finance Unit

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$60,000,000 principal amount of the 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Additional 10 1/2% Notes”) of Norcraft Companies, L.P., a Delaware limited partnership (the “Issuer”), all as described in the confidential offering memorandum (the “offering memorandum”) relating to the offering.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We understand that the Additional 10 1/2% Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any investor account for which we purchasing Additional 10 1/2% Notes, to offer, sell or otherwise transfer such Additional 10 1/2% Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Additional 10 1/2% Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”) to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

(Name of Transferee)

By:
Name:
Title:

Address:

Date

NOTE GUARANTEE

For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture (as defined below), the Security Documents or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 9, 2009, among Norcraft Companies, L.P., a Delaware limited partnership (the “Issuer”) and Norcraft Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors named therein and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent, as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

No director, officer, employee, incorporator, stockholder, partner, member or manager of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors’ Note Guarantee or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Note Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.

This Note Guarantee is subject to release upon the terms set forth in the Indenture.

B-1

IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date:

[ ]

By:
Name:
Title:

B-2